Exhibit 99.1

                        Internet Capital Group Announces
         Fourth Quarter and Year-End Financial Results for 2005; Strong
          Performance in 2005 Sets Stage for Continued Growth in 2006


    WAYNE, Pa.--(BUSINESS WIRE)--Feb. 16, 2006--Internet Capital Group, Inc. (Nasdaq:ICGE) today reported its results for the fourth quarter and fiscal year ended December 31, 2005.
    "2005 was an excellent year for ICG," said Walter Buckley, ICG's Chairman and Chief Executive Officer. "The list of accomplishments is long and includes proof points of the value we built for our stockholders over the past year."

    2005 highlights include the following:

    --  Achieved strong annual Core company revenue growth;

    -- Ended the year with a strong balance sheet, after capturing $161 million of cash through monetizations and repurchasing $23 million of debt;

    --  Listed GoIndustry shares on the AIM Exchange;

    -- Acquired a 39% interest in WhiteFence, an on-demand internet software provider; and

    -- Enhanced value of CommerceQuest through merger with Metastorm, forming largest pure-play Business Process Management provider.

    Looking forward to 2006, Mr. Buckley added, "Our goals for the upcoming year are to continue to work aggressively to drive revenue growth at our Core companies of at least 20% in the aggregate, effectively deploy capital to existing and new partner companies, and strategically monetize assets during the year."

    ICG Financial Results

    ICG reported consolidated revenue of $12.8 million for the fourth quarter of 2005 versus $12.1 million for the comparable 2004 period. ICG reported consolidated revenue of $50.6 million for the full year of 2005 versus $41.9 million for the comparable 2004 period. ICG Commerce's German subsidiary was sold in January 2006 for nominal consideration and has been reflected as a discontinued operation for all periods presented.
    ICG reported a net loss of $(12.7) million, or $(0.34) per share, for the fourth quarter of 2005 versus a net loss of $(2.6) million, or $(0.07) per share, for the comparable 2004 period. Results for the fourth quarter of 2005 include $(5.8) million in net after-tax charges and $(1.4) million in stock-based compensation compared to $3.6 million in net gains and $(0.5) million in stock-based compensation in the 2004 period.
    ICG reported net income of $72.5 million, or $1.73 per diluted share, for the full year of 2005 versus a net loss of $(135.3) million, or $(3.79) per share, for the comparable 2004 period. Results for the full year of 2005 include $105.5 million in net after-tax gains and $(4.3) million in stock-based compensation compared to $(103.5) million in net charges and $(1.4) million in stock-based compensation in the 2004 period. Please refer to the supplemental attachment to this release for a description of these gains/charges.
    During the quarter, ICG repurchased $23.0 million face value of its 5% convertible notes due April 2009 for approximately $28.5 million in cash. The remaining principal balance of these notes at December 31, 2005 was $37.0 million.
    ICG's corporate cash balance at December 31, 2005 was $129.6 million and the value of its marketable securities was $63.4 million. ICG's corporate cash balance at February 15, 2006 was $136.6 million and the quoted value of its public securities was $94.5 million.

    ICG Core Partner Company Information

    In the fourth quarter of 2005, CommerceQuest was merged into Metastorm and ICG acquired a 39% ownership stake in WhiteFence. Recently, GoIndustry listed its securities on the AIM Exchange and ICG Commerce sold its German subsidiary. To aid in the comparability of the ICG Core Partner Company Information, ICG is presenting pro forma financial information assuming these events occurred on January 1, 2004. Set forth below is pro forma information relating to ICG's current eight private Core companies: CreditTrade, Freeborders, ICG Commerce, Investor Force, Marketron, Metastorm, StarCite and WhiteFence. Our ownership positions in these eight companies averages 49%.
    Aggregate pro forma revenue of ICG's eight private Core companies grew 15% year over year, to $46.9 million, in the fourth quarter of 2005 from $40.8 million in the fourth quarter of 2004. Annual aggregate pro forma revenue of ICG's eight Core companies grew 23% year over year, to $189.7 million in 2005 from $154.6 million in 2004. Aggregate pro forma EBITDA (loss) for the Core companies increased to $(4.1) million in the fourth quarter of 2005 from $(3.4) million in the fourth quarter of 2004. Annual aggregate pro forma EBITDA (loss) for the Core companies improved to $(11.6) million in 2005 from $(21.3) million in 2004. Please refer to the supplemental financial data at the end of this release for a reconciliation of such amounts to the nearest comparable GAAP measures.

    ICG will host a webcast at 10:00 am ET today to discuss results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investorinfo-preswebcast.htm and click on the link for the fourth quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 877-407-8035. The international dial in number is 201-689-8035.
    For those unable to participate in the conference call, a replay will be available beginning February 16, 2006 at 11:00 am until February 23, 2006 at 11:59 pm. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international) and enter the account code, 286, followed by the conference ID number 191684. The replay and slide presentation can also be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investorinfo-preswebcast.htm.

    About Internet Capital Group

    Internet Capital Group (www.internetcapital.com) owns and builds Internet software companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies that are delivering on-demand software and service applications to customers worldwide.

    Safe Harbor Statement under Private Securities Litigation Reform
Act of 1995

    The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in partner companies, the effect of economic conditions generally, capital spending by customers and development of the e-commerce and information technology markets, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.



                     Internet Capital Group, Inc.
                 Consolidated Statements of Operations
                (In thousands, except per share data)


                         Three Months Ended      Twelve Months Ended
                            December 31,             December 31,
                      -----------------------  -----------------------
                         2005        2004         2005        2004
                      -----------------------  -----------------------


Revenue               $   12,785  $   12,088   $   50,576  $   41,857

Operating Expenses
   Cost of revenue         7,688       5,292       28,609      21,464
   Selling, general
    and
    administrative        11,632       7,317       41,954      31,239
   Research and
    development            2,157       2,143       12,271       8,660
   Amortization of
    intangibles              578         528        2,126       2,711
   Impairment related
    and other                321         134        3,044         758
                      -----------------------  -----------------------
      Total operating
       expenses           22,376      15,414       88,004      64,832
                      -----------------------  -----------------------
                          (9,591)     (3,326)     (37,428)    (22,975)

Other income (loss),
 net                         592       2,341      135,489    (106,178)
Interest income            2,050         401        3,890       1,295
Interest expense            (699)       (867)      (3,367)     (4,925)
                      -----------------------  -----------------------
Income (loss) before
 income taxes,
 minority interest
 and equity loss          (7,648)     (1,451)      98,584    (132,783)

Income tax benefit
 (expense)                 1,709           -      (18,640)          -
Minority interest            626        (353)       2,282         771
Equity loss               (5,070)     (1,238)      (6,703)     (5,893)
                      -----------------------  -----------------------
Income (loss) from
 continuing
 operations              (10,383)     (3,042)      75,523    (137,905)
Gain (loss) on
 discontinued
 operations               (2,351)        482       (3,005)      2,588
                      -----------------------  -----------------------
Net income (loss)     $  (12,734) $   (2,560)  $   72,518  $ (135,317)
                      =======================  =======================

Basic net income
 (loss) per share:
Income (loss) from
 continuing
 operations           $    (0.28) $    (0.08)  $     2.04  $    (3.86)
Discontinued
 operations                (0.06)       0.01        (0.08)       0.07
                      -----------------------  -----------------------
                      $    (0.34) $    (0.07)  $     1.96  $    (3.79)
                      =======================  =======================

Shares used in
 computation of
 basic income (loss)
 per share                37,274      37,004       37,109      35,713
                      =======================  =======================

Diluted net income
 (loss) per share:
Income (loss) from
 continuing
 operations           $    (0.28) $    (0.08)  $     1.80  $    (3.86)
Discontinued
 operations                (0.06)       0.01        (0.07)       0.07
                      -----------------------  -----------------------
                      $    (0.34) $    (0.07)  $     1.73  $    (3.79)
                      =======================  =======================


Shares used in
 computation of
 diluted income
 (loss) per share         37,274      37,004       43,660      35,713
                      =======================  =======================



                     Internet Capital Group, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)


                                            December 31,  December 31,
                                               2005          2004
                                            ------------  ------------

ASSETS
   Cash, cash equivalents and short-term
    investments                             $   148,344   $    86,951
   Other current assets                          23,859        17,218
   Assets of discontinued operation               9,038        11,409
                                            ------------  ------------
      Total current assets                      181,241       115,578
   Marketable securities                         63,425        54,082
   Fixed assets, net                              1,886         1,939
   Ownership interests in Partner Companies      71,618        49,794
   Goodwill                                      20,383        45,196
   Intangibles, net                               3,407         4,705
   Other assets                                   3,552         6,312
                                            ------------  ------------
      Total Assets                          $   345,512   $   277,606
                                            ============  ============



LIABILITIES AND STOCKHOLDERS' EQUITY
   Other current liabilities                $    33,334   $    32,146
   Liabilities of discontinued operation          8,760        11,409
                                            ------------  ------------
   Total current liabilities                     42,094        43,555
   Senior convertible notes                      37,000        60,000
   Minority interest and other liabilities       10,173         8,944
                                            ------------  ------------
   Total Liabilities                             89,267       112,499
   Stockholders' equity                         256,245       165,107
                                            ------------  ------------
   Total Liabilities and Stockholders'
    Equity                                  $   345,512   $   277,606
                                            ============  ============



Internet Capital Group
----------------------------------------------------------------------
2005 Pro Forma Core Partner Company Information
                             -----------------------------------------
                                                               Year
                                    Three Months Ended         Ended
                             -----------------------------------------
                             Mar 31, Jun 30, Sep 30, Dec 31,  Dec 31,
                               2005    2005    2005    2005    2005
----------------------------------------------------------------------
Aggregate Pro
 Forma Core
 Company
 Information:
  (1)
 Aggregate
  Revenue                    $45,396 $49,071 $48,317 $46,939 $189,723
 Aggregate
  EBITDA
  (loss)                     $(2,434)$(1,566)$(3,584)$(4,061)$(11,645)
 Aggregate Net
  Loss                       $(6,919)$(5,443)$(6,834)$(6,841)$(26,037)


Components of
 Aggregate Pro
 Forma Core
 Company
 Information

   Consolidated
    Core
    Companies
    (Ownership
    %):
                Revenue      $12,518 $11,825 $12,230 $12,785 $ 49,358
                Expenses
                 other
                 than
                  interest,
                 taxes,
                 depreciation
                 and
                 amortization(14,128)(13,941)(15,042)(15,028) (58,139)
                             -----------------------------------------
 ICG Commerce
  Holdings, Inc.
  (76%)         EBITDA (loss) (1,610) (2,116) (2,812) (2,243)  (8,781)
 Investor Force
  Holdings, Inc.
  (80%)         Interest         (49)    (24)     82      82       91
 StarCite, Inc.
  (61%)         Taxes             (5)    (10)      -       -      (15)
                Depreciation/
                Amortization    (891)   (838)   (773)   (780)  (3,282)
                             -----------------------------------------
                Net loss     $(2,555)$(2,988)$(3,503)$(2,941)$(11,987)
                             -----------------------------------------

   Equity Method
    Core
    Companies
    (Ownership
    %):
                Revenue      $32,878 $37,246 $36,087 $34,154 $140,365
                Expenses
 CreditTrade     other
  Inc.           than
  (27%)           interest,
                 taxes,
                 depreciation
                 and
                 amortization(33,702)(36,696)(36,859)(35,972)(143,229)
                             -----------------------------------------
 Freeborders,
  Inc.          EBITDA/EBITDA
  (33%)          (loss)      $  (824)$   550 $  (772)$(1,818)$ (2,864)
 Marketron
  International,
  Inc. (38%)    Interest      (1,499)   (487)   (899)    (70)  (2,955)
 Metastorm Inc.
  (41%)         Taxes           (638) (1,667)   (883)   (485)  (3,673)
 WhiteFence,
  Inc.          Depreciation/
  (39%)         Amortization  (1,403)   (851)   (777) (1,527)  (4,558)
                             -----------------------------------------
                Net loss     $(4,364)$(2,455)$(3,331)$(3,900)$(14,050)
                             -----------------------------------------

----------------------------------------------------------------------
Reconciliation of
 Aggregate Pro Forma
 Core Company
  Information to GAAP
  results
                        ----------------------------------------------
                                 Three Months Ended         Year Ended
                        ----------------------------------------------
                         Mar 31,  Jun 30,  Sep 30,  Dec 31,  Dec 31,
                          2005     2005     2005     2005      2005
                        ----------------------------------------------
Revenue

Aggregate Pro Forma
 Core Company Revenue   $ 45,396 $ 49,071 $ 48,317 $ 46,939 $ 189,723
 Non-consolidated
  Partner Companies     $(33,505)$(38,565)$(32,923)$(34,154)$(139,147)
                        ----------------------------------------------
 Consolidated Revenue   $ 11,891 $ 10,506 $ 15,394 $ 12,785 $  50,576
                        ==============================================


 Net Income (Loss)

 Aggregate Pro Forma
  Core Company EBITDA
  (loss)                $ (2,434)$ (1,566)$ (3,584)$ (4,061)$ (11,645)
   Interest, Taxes,
    Depreciation/
    Amortization        $ (4,485)$ (3,877)$ (3,250)$ (2,780)$ (14,392)
                        ----------------------------------------------
 Aggregate Pro Forma
  Core Company Net
  Income (Loss)         $ (6,919)$ (5,443)$ (6,834)$ (6,841)$ (26,037)
   Amount attributable
    to other
    stockholders        $ (3,120)$   (427)$ (1,428)$ (3,245)$  (8,220)
                        ----------------------------------------------
 ICG's share of net
  income (loss) of Core
  Partner Companies     $ (3,799)$ (5,016)$ (5,406)$ (3,596)$ (17,817)
 Other holdings equity
  method companies          (680)    (491)    (521)  (3,905)   (5,597)
 Disposed equity method
  companies                  700      718      726        -     2,144
 Corporate general and
  administrative          (3,574)  (3,201)  (5,474)  (6,530)  (18,779)
 Corporate interest,
  net                       (447)    (281)    (234)   1,268       306
 Other income(loss)/
 restructuring/
 impairments               5,187    9,750  118,298      671   133,906
 Income taxes                  -        -  (20,349)   1,709   (18,640)
 Income (loss) on
  discontinued
  operations                (505)    (403)     254   (2,351)   (3,005)
                        ----------------------------------------------
  Consolidated net
   income (loss)        $ (3,118)$  1,076 $ 87,294 $(12,734)$  72,518
                        ==============================================


(1) The rationale for management's use of non-GAAP measures is included in the "Description of Terms" supplement to this release.



Internet Capital Group
----------------------------------------------------------------------
2004 Pro Forma Core Partner Company Information
                           -------------------------------------------
                                                               Year
                                   Three Months Ended          Ended
                           -------------------------------------------
                            Mar 31,  Jun 30, Sep 30, Dec 31,  Dec 31,
                             2004     2004     2004    2004    2004
----------------------------------------------------------------------
Aggregate Pro
 Forma Core
 Company
 Information:
 (1)
Aggregate
 Revenue                   $ 37,817 $ 37,314 $38,574 $40,848 $154,553
Aggregate
 EBITDA (loss)             $ (7,228)$ (5,348)$(5,358)$(3,407)$(21,341)
Aggregate Net
 Loss                      $(13,908)$(11,752)$(8,195)$(5,899)$(39,754)


Components of
 Aggregate Pro
 Forma Core
 Company
 Information

Consolidated
 Core
 Companies
 (Ownership
 %):
              Revenue      $  9,869 $ 10,165 $10,828 $11,332 $ 42,194

              Expenses
               other than
               interest,
               taxes,
               depreciation
               and
               amortization (11,712) (12,470)(11,580)(12,949) (48,711)
                           -------------------------------------------
ICG Commerce
 Holdings,
 Inc.         EBITDA (loss)  (1,843)  (2,305)   (752) (1,617)  (6,517)
Investor Force
 Holdings,
 Inc.         Interest           32        9      (3)     11       49
StarCite,
 Inc.         Taxes               -        -       -       -        -
              Depreciation/
              Amortization   (1,200)  (1,169) (1,113) (1,097)  (4,579)
                           -------------------------------------------
              Net loss     $ (3,011)$ (3,465)$(1,868)$(2,703)$(11,047)
                           -------------------------------------------

Equity Method
 Core
 Companies
 (Ownership
 %):
              Revenue      $ 27,948 $ 27,149 $27,746 $29,516 $112,359

CreditTrade   Expenses
 Inc.          other than
               interest,
               taxes,
               depreciation
               and
               amortization (33,333) (30,192)(32,352)(31,306)(127,183)
                           -------------------------------------------
Freeborders,  EBITDA/
 Inc.          EBITDA
               (loss)      $ (5,385)$ (3,043)$(4,606)$(1,790)$(14,824)
Marketron
International,
 Inc.         Interest       (3,681)  (3,366)   (393)   (242)  (7,682)
Metastorm
 Inc.         Taxes            (416)    (469)     (6)    378     (513)
WhiteFence,   Depreciation/
 Inc.         Amortization   (1,415)  (1,409) (1,322) (1,542)  (5,688)
                           -------------------------------------------
              Net loss     $(10,897)$ (8,287)$(6,327)$(3,196)$(28,707)
                           -------------------------------------------

----------------------------------------------------------------------
Reconciliation of
 Aggregate Pro Forma
 Core Company
  Information to GAAP
  results
                       -----------------------------------------------
                                Three Months Ended          Year Ended
                       -----------------------------------------------
                        Mar 31,   Jun 30,  Sep 30,  Dec 31,  Dec 31,
                          2004     2004     2004     2004      2004
                       -----------------------------------------------
Revenue

Aggregate Pro Forma
 Core Company Revenue  $  37,817 $ 37,314 $ 38,574 $ 40,848 $ 154,553
 Non-consolidated
  Partner Companies    $ (28,026)$(27,295)$(28,615)$(28,760)$(112,696)
                       -----------------------------------------------
Consolidated Revenue   $   9,791 $ 10,019 $  9,959 $ 12,088 $  41,857
                       ===============================================


Net Income (Loss)

Aggregate Pro Forma
 Core Company EBITDA
 (loss)                $  (7,228)$ (5,348)$ (5,358)$ (3,407)$ (21,341)
 Interest, Taxes,
  Depreciation/
  Amortization         $  (6,680)$ (6,404)$ (2,837)$ (2,492)$ (18,413)
                       -----------------------------------------------
Aggregate Pro Forma
 Core Company Net
 Income (Loss)         $ (13,908)$(11,752)$ (8,195)$ (5,899)$ (39,754)
 Amount attributable
  to other
  stockholders         $ (10,146)$ (9,169)$ (4,721)$ (4,749)$ (28,785)
                       -----------------------------------------------
ICG's share of net
 income (loss) of Core
 Partner Companies     $  (3,762)$ (2,583)$ (3,474)$ (1,150)$ (10,969)
Other equity method
 companies                  (283)  (1,296)  (1,007)    (910)   (3,496)
Disposed equity method
 companies                  (167)     136      152    1,289     1,410
Corporate general and
 administrative           (3,343)  (3,006)  (3,863)  (3,833)  (14,045)
Corporate interest,
 net                      (1,268)  (1,231)    (559)    (537)   (3,595)
Other income(loss)/
 restructuring/
 impairments            (114,376)   3,344    1,723    2,099  (107,210)
Income taxes                   -        -        -        -         -
Income (loss) on
 discontinued
 operations                 (596)   2,783      (81)     482     2,588
                       -----------------------------------------------
  Consolidated net
   income (loss)       $(123,795)$ (1,853)$ (7,109)$ (2,560)$(135,317)
                       ===============================================


(1) The rationale for management's use of non-GAAP measures is included in the "Description of Terms" supplement to this release.



    INTERNET CAPITAL GROUP, INC.

    December 31, 2005

    Description of Terms

    Consolidated Statements of Operations

    Effect of Various Accounting Methods on our Results of Operations

    The various interests that the Company acquires in its partner companies are accounted for under three methods: consolidation, equity method and cost method. The effect of a partner company's net results of operations on the Company's net results of operations is generally the same under either the consolidation method of accounting or the equity method of accounting, because under each of these methods only our share of the earnings or losses of a partner company is reflected in its net results of operations in the Consolidated Statements of Operations. The applicable accounting method is generally determined based on the Company's voting interest in a partner company.

    Consolidation. Partner companies in which the Company directly or indirectly possesses voting control or those where the Company has effective control, and for which other shareholders do not possess the right to participate in significant management decisions are generally accounted for under the consolidation method of accounting. Under this method, a partner company's accounts (revenue, cost of revenue, selling, general and administrative, research and development, impairment related and other, amortization of intangibles, other income (loss) and interest income/expense) are reflected within the Company's Consolidated Statements of Operations. Participation of other partner company stockholders in the earnings or losses of a consolidated partner company is reflected in the caption "Minority interest" in the Company's Consolidated Statements of Operations. Minority interest adjusts the Company's consolidated net results of operations to reflect only its share of the earnings or losses of the consolidated partner company. During the three months ended December 31, 2005, the Company accounted for 3 of its partner companies under this method; ICG Commerce, Investor Force and StarCite. During the three months ended December 31, 2004, the Company accounted for 2 of its partner companies under this method; ICG Commerce and CommerceQuest.

    Equity Method. Partner companies whose results the Company does not consolidate, but over whom it exercises significant influence, are generally accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors including, among others, representation on the partner company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the partner company, including voting rights associated with the Company's holdings in common, preferred and other convertible instruments in the partner company. Under the equity method of accounting, a partner company's accounts are not reflected within the Company's Consolidated Statements of Operations; however, its share of the earnings or losses of the partner company is reflected in the caption "Equity Loss" in the Consolidated Statements of Operations. During the three months ended December 31, 2005, the Company accounted for 8 of its partner companies under this method.

    Cost Method. Partner companies not accounted for under either the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of these companies is not included in the Company's Consolidated Statements of Operations. During the three months ended December 31, 2005, the Company accounted for 11 of its partner companies under this method.

    Selling, general and administrative expenses

    Consolidated selling, general and administrative expenses increased from $7.3 million during the three months ended December 31, 2004 to $11.6 million during the three months ended December 31, 2005. The increase is primarily the result of $2.1 million of accrual reversals in the 2004 period for liabilities that were settled for less than originally estimated, an increase in stock-based compensation of $0.9 million in 2005 and an accrual of $1.5 million to potentially settle a pending lawsuit in 2005.



Significant items impacting the consolidated financial statements:
($ millions)


                                Q4                         YTD
                      -----------------------  -----------------------
Gains/(losses):          2005        2004         2005        2004
                      ----------- -----------  ----------- -----------

Legal settlement
 accrual included in
 SG&A                      ($1.5)       $0.0        ($1.5)       $0.0
                      ----------- -----------  ----------- -----------

Restructuring
 charges/impairments       ($0.3)      ($0.1)       ($3.0)      ($0.8)
                      ----------- -----------  ----------- -----------

Other gains (losses):
   Sale of Marketable
    Securities               0.7         2.9         15.1         3.3
   Repurchase of
    convertible notes       (5.9)         --         (5.9)     (133.2)
   Sales of Partner
    Companies                4.9         0.3        125.3        22.6
   Other net                 0.9        (0.9)         1.0         1.1
                      ----------- -----------  ----------- -----------
Other Income (Loss)         $0.6        $2.3       $135.5     ($106.2)
                      ----------- -----------  ----------- -----------

Income tax benefit
 (expense)                  $1.7        $0.0       ($18.6)       $0.0
                      ----------- -----------  ----------- -----------

ICG's share of
 Partner
 Company charges, net      ($3.9)        0.9        ($3.9)        0.9
                      ----------- -----------  ----------- -----------

Discontinued
 Operations                ($2.4)       $0.5        ($3.0)       $2.6
                      ----------- -----------  ----------- -----------
                           ($5.8)       $3.6       $105.5     ($103.5)

Stock-based
 compensation              ($1.4)      ($0.5)       ($4.3)      ($1.4)
                      ----------- -----------  ----------- -----------

                           ($7.2)       $3.1       $101.2     ($104.9)
                      =========== ===========  =========== ===========



    Aggregate Pro Forma Core Company Information

    In an effort to illustrate macro trends within its private Core companies, ICG provides an aggregation of revenue and net loss figures reflecting 100% of the pro forma revenue and aggregate pro forma EBITDA for these companies. These non-GAAP measures are considered pro forma because management has added WhiteFence, removed GoIndustry and ICG Commerce's German subsidiary figures and combined CommerceQuest and Metastorm figures as if the acquisition of a 39% ownership interest in WhiteFence, the listing of GoIndustry securities on the AIM Exchange, ICG Commerce's sale of its German subsidiary and the merger of CommerceQuest and Metastorm occurred as of January 1, 2004. The Company calculates aggregate pro forma EBITDA for these purposes as earnings/(losses) before interest, tax, depreciation and amortization and refers to it as "aggregate EBITDA". The Company refers to the aggregate pro forma revenue of its private Core partner companies as "aggregate revenue." ICG does not own its Core companies in their entirety and, therefore, this information should be considered in this context. Aggregate revenue and aggregate EBITDA, in this context, represent certain of the financials measures used by the Company's management to evaluate the performance for Core companies. The Company's management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate private Core companies' current and future prospects in a similar manner as the Company's management and review results on a comparable basis for all periods presented.

    ICG's share of net loss of Core, Other Holdings and disposed
Partner Companies

    Represents ICG's share of the net loss of Core, Other Holdings and disposed Partner Companies accounted for under the consolidated and equity method of accounting.

    Corporate Expenses and Interest Expense, net

    General and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group. Stock-based compensation is included and primarily consists of non-cash charges related to certain compensation arrangements.
    Interest expense relates primarily to the interest expense on the Company's outstanding 5% senior convertible notes due April 2009
(2005) and redeemed 5.5 % convertible notes (2004).

    Income Taxes

    Income tax benefit of approximately $1.7 million during the three months ended December 31, 2005 and income tax expense of $18.6 million for the year ended December 31, 2005 is primarily the result of taxable income as the result of the Company's sale of its ownership interest in LinkShare offset by utilization of current year operating losses and current and prior year utilization of certain net operating losses subject to limitations on their utilization due to ownership changes experienced by the Company and certain consolidated Partner Companies.
    The Company made an estimated federal income tax payment of $26.9 million during the three months ended December 31, 2005. Accordingly, $8.3 million is reflected as an income tax receivable included in other current assets on the Consolidated Balance Sheet at December 31, 2005. The $8.3 million net refund was received during the three months ended March 31, 2006.

    Discontinued Operations

    ICG Commerce's (a consolidated Partner Company) German subsidiary was sold in January 2006 for nominal consideration and has been reflected as a discontinued operation. Accordingly, the operating results of this discontinued operation have been presented separately from continuing operations for all periods presented.
    During the three months ended December 31, 2002, two of the Company's consolidated Partner Companies, Delphion and Logistics, disposed of substantially all of their assets. Accordingly, the operating results of these two discontinued operations had been presented separately from continuing operations. During the three months ended June 30, 2004, the Company received $3.0 million in cash proceeds from the release of a Delphion escrow. This amount has been reflected as income from discontinued operations.



    CONTACT: Internet Capital Group, Inc.
             Investor Inquiries:
             Karen Greene, 610-727-6900
             IR@internetcapital.com